EXHIBIT 99.1

Steelcase Reports Third Quarter Fiscal 2025 Results

  Strong results compared to prior year including:
    Revenue growth of 2% driven by 5% growth in the Americas
    Gross margin improvement of 100 basis points
    Total liquidity strengthened by $152 million
  Americas posted order growth of 2% compared to prior year
  Outlook for fiscal 2025 adjusted earnings per share exceeds company targets

GRAND RAPIDS, Mich., Dec. 18, 2024 (GLOBE NEWSWIRE) -- Steelcase Inc. (NYSE: SCS) today reported third quarter revenue of $794.9 million, net income of $19.1 million, or $0.16 per share, and adjusted earnings per share of $0.30. In the prior year, Steelcase reported revenue of $777.9 million and net income of $30.8 million, or $0.26 per share, and had adjusted earnings per share of $0.29.

Revenue and order growth (decline) compared to the prior year were as follows:

	Q3 2025 vs. Q3 2024
	Revenue Growth (Decline)	Organic Revenue Growth (Decline)	Organic Order Growth (Decline)

Americas	5%	7%	2%
International	(6)%	(8)%	(8)%
Steelcase Inc.	2%	3%	(1)%

Revenue grew 2 percent in the third quarter compared to the prior year, with 5 percent growth in the Americas and a 6 percent decline in International. On an organic basis, revenue grew 3 percent, with 7 percent growth in the Americas and an 8 percent decline in International. The Americas growth benefited from a higher percentage of the beginning backlog shipping during the quarter compared to the prior year and included higher revenue from government, large corporate, healthcare and education customers, while the International decline was driven by most markets in Asia Pacific, except India, and France.

Orders (adjusted for the impact of a divestiture and currency translation effects) declined modestly in the third quarter compared to the prior year, and included 2 percent growth in the Americas and an 8 percent decline in International. The order growth in the Americas was driven by government customers. Orders from large corporate customers strengthened in the last month of the quarter, but modestly declined overall in the third quarter compared to the prior year. The order decline in International was driven by most markets in Asia Pacific and France, net of growth in Germany and some smaller markets in EMEA.

"Our Americas business posted 7% organic revenue growth this quarter driven by growth across many of our customer segments, and we delivered higher than expected adjusted earnings per share," said Sara Armbruster, president and CEO. "As we continue to focus on serving our customers and supporting their workplace strategies, we posted another quarter of order growth in the Americas, and we are pleased with the improved trends we saw from our large corporate customers near the end of the quarter and into December."

Operating income (loss) and adjusted operating income (loss) were as follows:

	Operating income (loss)		Adjusted operating income (loss)
	(Unaudited)		(Unaudited)
	Three months ended		Three months ended
	November 22, 2024	November 24, 2023	November 22, 2024	November 24, 2023
Americas	$46.5	$37.2	$49.7	$39.9
International	(5.5)	6.6	(2.4)	9.4
	$41.0	$43.8	$47.3	$49.3

Operating income of $41.0 million in the third quarter represented a decrease of $2.8 million compared to the prior year. The prior year included a $9.5 million benefit from a decrease in the valuation of an acquisition earnout liability and $5.4 million of gains on the sale of fixed assets, including land, in the Americas. The current year included the benefits of higher revenue and gross margin in the Americas compared to the prior year. Adjusted operating income of $47.3 million in the third quarter represented a decrease of $2.0 million compared to the prior year.

"Our International results in the third quarter were below our expectations and were impacted by demand and some customer-driven shipment delays," said Dave Sylvester, senior vice president and CFO. "We implemented additional restructuring actions and other cost reduction measures during the third quarter, which together are projected to drive approximately $5 million of annualized cost savings by the start of fiscal 2026. Also, we are encouraged by higher project activity levels from some of our global customers in our international markets and recent wins related to large opportunities with national accounts in France, Germany and the Middle East."

Gross margin of 33.4 percent in the third quarter represented an improvement of 100 basis points compared to the prior year driven by the benefits of revenue growth in the Americas and cost reduction initiatives, including savings from our previously announced restructuring actions.

Operating expenses of $223.8 million in the third quarter represented an increase of $17.3 million compared to the prior year. The prior year included favorable impacts of a $9.5 million decrease in the valuation of an acquisition earnout liability and $5.4 million of gains on the sale of fixed assets, including land. The remaining increase was driven by $6.0 million of higher employee costs, partially offset by a $4.4 million decrease from a divestiture.

Other expense, net of $12.6 million in the third quarter included a $15.2 million non-cash charge related to the annuitization of a pension plan.

Total liquidity, which is comprised of cash and cash equivalents, short-term investments and the cash surrender value of company-owned life insurance, aggregated to $576.6 million at the end of the third quarter and represented an increase of $152.0 million compared to the prior year. Total debt was $446.9 million. Trailing four quarter adjusted EBITDA of $283.6 million (or 9.0 percent of revenue) represented an increase of 9 percent compared to the prior year.

The Board of Directors has declared a quarterly cash dividend of $0.10 per share, to be paid on or before January 13, 2025, to shareholders of record as of December 30, 2024.

Outlook

At the end of the third quarter, the company’s backlog was approximately $664 million, which was 5 percent lower than the prior year. Orders in the first three weeks of the fourth quarter grew 15 percent compared to the prior year and included a number of large projects scheduled to ship beyond the end of the quarter. The company expects fourth quarter fiscal 2025 revenue, which contains an additional week compared to the prior year, to be in the range of $770 to $795 million. The company reported revenue of $775.2 million in the fourth quarter of fiscal 2024. The projected revenue range translates to a decline of 1 percent to growth of 3 percent compared to the prior year, or a decline of 4 to 7 percent on an organic basis.

The company expects to report earnings per share of between $0.17 to $0.21 for the fourth quarter of fiscal 2025 and adjusted earnings per share of between $0.20 to $0.24. The company reported earnings per share of $0.18 and adjusted earnings per share of $0.23 in the fourth quarter of fiscal 2024.

The fourth quarter estimates include:

  gross margin of approximately 33.5 percent,
  projected operating expenses of between $230 to $235 million, which includes $4.3 million of amortization of purchased intangible assets, projected interest expense, net of investment income and other income, net, of approximately $1 million and a projected effective tax rate of approximately 27 percent.

“As work and work patterns continue to change, we remain focused on developing new solutions and evolving our capabilities to better serve our customers and dealers,” said Sara Armbruster. "Our teams have successfully driven higher levels of profitability all year and we are pleased that our fiscal 2025 adjusted earnings per share are projected to finish above our target."

Business Segment Results
(in millions)

	(Unaudited)			(Unaudited)
	Three Months Ended			Nine Months Ended
	November 22, 2024	November 24, 2023	% Change	November 22, 2024	November 24, 2023	% Change

Revenue
Americas (1)	$614.7	$586.1	5%	$1,857.1	$1,838.2	1%
International (2)	180.2	191.8	(6)%	520.9	546.2	(5)%
	$794.9	$777.9	2%	$2,378.0	$2,384.4	—%

Revenue mix
Americas	77.3%	75.3%	78.1%	77.1%
International	22.7%	24.7%	21.9%	22.9%

Operating income (loss)
Americas	$46.5	$37.2	$167.0	$117.0
International	(5.5)	6.6	(18.4)	(24.9)
	$41.0	$43.8	$148.6	$92.1

Operating margin	5.2%	5.6%	6.2%	3.9%

Business Segment Footnotes

  The Americas segment serves customers in the U.S., Canada, the Caribbean Islands and Latin America with a comprehensive portfolio of furniture, architectural, textile and surface imaging products that are marketed to corporate, government, healthcare, education and retail customers primarily through the Steelcase, AMQ, Coalesse, Designtex, HALCON, Orangebox, Smith System and Viccarbe brands.
  The International segment serves customers in EMEA and Asia Pacific with a comprehensive portfolio of furniture and architectural products that are marketed to corporate, government, healthcare, education and retail customers primarily through the Steelcase, Coalesse, Orangebox, Smith System and Viccarbe brands.

QUARTER OVER QUARTER ORGANIC REVENUE GROWTH (DECLINE) BY SEGMENT
Q3 2025 vs. Q3 2024
(Unaudited)
	Steelcase Inc.	Americas	International

Q3 2024 revenue	$777.9	$586.1	$191.8
Divestiture	(10.6)	(10.6)	—
Currency translation effects	4.7	(0.1)	4.8
Q3 2024 revenue, adjusted	$772.0	$575.4	$196.6

Q3 2025 revenue	$794.9	$614.7	$180.2
Organic growth (decline) $	$22.9	$39.3	$(16.4)
Organic growth (decline) %	3%	7%	(8)%

ADJUSTED EARNINGS PER SHARE
(Unaudited)	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	November 22, 2024	November 24, 2023	November 22, 2024	November 24, 2023
Diluted earnings per share	$0.16	$0.26	$0.78	$0.50
Amortization of purchased intangible assets, per share	0.04	0.04	0.11	0.11
Income tax effect of amortization of purchased intangible assets, per share	(0.01)	(0.01)	(0.03)	(0.03)
Restructuring costs, per share	0.02	0.02	0.09	0.16
Income tax effect of restructuring costs, per share	(0.01)	(0.01)	(0.03)	(0.04)
Gains on the sale of land, net of variable compensation impacts, per share	—	(0.01)	(0.23)	(0.01)
Income tax effect of gains on the sale of land, net of variable compensation impacts, per share	—	—	0.06	—
Loss on pension plan settlement, per share	0.13	—	0.13	—
Income tax effect of loss on pension plan settlement, per share	(0.03)	—	(0.03)	—
Adjusted earnings per share	$0.30	$0.29	$0.85	$0.69

ADJUSTED EBITDA
(Unaudited)
	Three Months Ended				Trailing Four Quarters Ended
	February 23, 2024	May 24, 2024	August 23, 2024	November 22, 2024	November 22, 2024
Net income	$21.3	$10.9	$63.1	$19.1	$114.4
Income tax expense	5.3	3.2	22.8	7.0	38.3
Interest expense	6.3	6.2	6.4	6.3	25.2
Depreciation and amortization	20.8	20.2	20.0	20.0	81.0
Share-based compensation	3.6	14.5	2.9	1.5	22.5
Restructuring costs	4.4	6.3	2.2	2.0	14.9
Gains on the sale of land, net of variable compensation impacts	—	—	(27.9)	—	(27.9)
Loss on pension plan settlement	—	—	—	15.2	15.2
Adjusted EBITDA	$61.7	$61.3	$89.5	$71.1	$283.6

Revenue	$775.2	$727.3	$855.8	$794.9	$3,153.2
Adjusted EBITDA as a percentage of revenue	8.0%	8.4%	10.5%	8.9%	9.0%

ADJUSTED EBITDA
(Unaudited)
	Three Months Ended				Trailing Four Quarters Ended
	February 24, 2023	May 26, 2023	August 25, 2023	November 24, 2023	November 24, 2023
Net income	$15.7	$1.5	$27.5	$30.8	$75.5
Income tax expense	8.7	1.4	9.5	9.8	29.4
Interest expense	7.2	6.6	6.6	6.4	26.8
Depreciation and amortization	22.8	20.4	21.3	21.1	85.6
Share-based compensation	3.6	13.7	4.2	3.4	24.9
Restructuring costs	3.9	8.1	7.9	2.1	22.0
Gains on the sale of land, net of variable compensation impacts	(4.0)	—	—	(0.8)	(4.8)
Adjusted EBITDA	$57.9	$51.7	$77.0	$72.8	$259.4

Revenue	$801.7	$751.9	$854.6	$777.9	$3,186.1
Adjusted EBITDA as a percentage of revenue	7.2%	6.9%	9.0%	9.4%	8.1%

PROJECTED ORGANIC REVENUE DECLINE
Q4 2025 vs. Q4 2024
Steelcase Inc.

Q4 2024 revenue	$775.2
Impact of additional week	55.0
Currency translation effects	(6.1)
Q4 2024 revenue, adjusted	$824.1

Q4 2025 revenue, projected	$770 - 795
Organic decline $	$(54) - (29)
Organic decline %	(7) - (4)%

PROJECTED ADJUSTED EARNINGS PER SHARE
	Three Months Ended
	February 28, 2025	February 23, 2024
Earnings per share	$0.17 - 0.21	$0.18
Amortization of purchased intangible assets, per share	0.04	0.03
Income tax effect of amortization of purchased intangible assets, per share	(0.01)	(0.01)
Restructuring costs, per share	—	0.04
Income tax effect of restructuring costs, per share	—	(0.01)
Adjusted earnings per share	$0.20 - 0.24	$0.23

Steelcase Inc.
	(Unaudited)				(Unaudited)
	Three Months Ended				Nine Months Ended
	November 22, 2024		November 24, 2023		November 22, 2024		November 24, 2023
Revenue	$794.9	100.0%	$777.9	100.0%	$2,378.0	100.0%	$2,384.4	100.0%
Cost of sales	528.1	66.4	525.5	67.6	1,572.5	66.1	1,611.2	67.6
Restructuring costs	1.4	0.2	0.1	—	10.3	0.5	2.9	0.1
Gross profit	265.4	33.4	252.3	32.4	795.2	33.4	770.3	32.3
Operating expenses	223.8	28.1	206.5	26.5	646.4	27.2	663.0	27.8
Restructuring costs	0.6	0.1	2.0	0.3	0.2	—	15.2	0.6
Operating income	41.0	5.2	43.8	5.6	148.6	6.2	92.1	3.9
Interest expense	(6.3)	(0.8)	(6.4)	(0.8)	(18.9)	(0.8)	(19.6)	(0.8)
Investment income	4.0	0.5	2.3	0.3	9.3	0.4	3.6	0.1
Other income (expense), net	(12.6)	(1.6)	0.9	0.1	(12.9)	(0.5)	4.4	0.2
Income before income tax expense	26.1	3.3	40.6	5.2	126.1	5.3	80.5	3.4
Income tax expense	7.0	0.9	9.8	1.2	33.0	1.4	20.7	0.9
Net income	$19.1	2.4%	$30.8	4.0%	$93.1	3.9%	$59.8	2.5%

Operating income	$41.0	5.2%	$43.8	5.6%	$148.6	6.2%	$92.1	3.9%
Amortization of purchased intangible assets	4.3	0.5	4.2	0.5	12.8	0.5	12.9	0.6
Restructuring costs	2.0	0.3	2.1	0.3	10.5	0.5	18.1	0.7
Gains on the sale of land, net of variable compensation impacts	—	—	(0.8)	(0.1)	(27.9)	(1.1)	(0.8)	(0.1)
Adjusted operating income	$47.3	6.0%	$49.3	6.3%	$144.0	6.1%	$122.3	5.1%

Americas
	(Unaudited)				(Unaudited)
	Three Months Ended				Nine Months Ended
	November 22, 2024		November 24, 2023		November 22, 2024		November 24, 2023
Revenue	$614.7	100.0%	$586.1	100.0%	$1,857.1	100.0%	$1,838.2	100.0%
Cost of sales	399.9	65.1	392.9	67.0	1,201.8	64.7	1,224.9	66.6
Restructuring costs	0.2	—	0.4	0.1	5.8	0.3	1.0	0.1
Gross profit	214.6	34.9	192.8	32.9	649.5	35.0	612.3	33.3
Operating expenses	168.1	27.3	155.5	26.6	482.1	26.0	494.4	26.9
Restructuring costs	—	—	0.1	—	0.4	—	0.9	—
Operating income	46.5	7.6	37.2	6.3	167.0	9.0	117.0	6.4
Amortization of purchased intangible assets	3.0	0.5	3.1	0.6	9.2	0.6	9.4	0.5
Restructuring costs	0.2	—	0.5	0.1	6.2	0.3	1.9	0.1
Gains on the sale of land, net of variable compensation impacts	—	—	(0.9)	(0.2)	(30.7)	(1.7)	(0.9)	(0.1)
Adjusted operating income	$49.7	8.1%	$39.9	6.8%	$151.7	8.2%	$127.4	6.9%

International
	(Unaudited)				(Unaudited)
	Three Months Ended				Nine Months Ended
	November 22, 2024		November 24, 2023		November 22, 2024		November 24, 2023
Revenue	$180.2	100.0%	$191.8	100.0%	$520.9	100.0%	$546.2	100.0%
Cost of sales	128.2	71.1	132.6	69.2	370.7	71.2	386.3	70.7
Restructuring costs (benefits)	1.2	0.7	(0.3)	(0.2)	4.5	0.8	1.9	0.4
Gross profit	50.8	28.2	59.5	31.0	145.7	28.0	158.0	28.9
Operating expenses	55.7	31.0	51.0	26.6	164.3	31.5	168.6	30.9
Restructuring costs (benefits)	0.6	0.3	1.9	1.0	(0.2)	—	14.3	2.6
Operating income (loss)	(5.5)	(3.1)	6.6	3.4	(18.4)	(3.5)	(24.9)	(4.6)
Amortization of purchased intangible assets	1.3	0.8	1.1	0.6	3.6	0.7	3.5	0.6
Restructuring costs	1.8	1.0	1.6	0.8	4.3	0.8	16.2	3.0
Gains on the sale of land, net of variable compensation impacts	—	—	0.1	0.1	2.8	0.5	0.1	0.1
Adjusted operating income (loss)	$(2.4)	(1.3)%	$9.4	4.9%	$(7.7)	(1.5)%	$(5.1)	(0.9)%

Webcast

Steelcase will discuss third quarter results and business outlook on a conference call at 8:30 a.m. Eastern time tomorrow. Listeners may access the conference call at http://ir.steelcase.com.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the condensed consolidated statements of income, balance sheets or statements of cash flows of the company. The non-GAAP financial measures used are (1) organic revenue growth (decline), (2) adjusted operating income (loss), (3) adjusted earnings per share and (4) adjusted EBITDA. Pursuant to the requirements of Regulation G, the company has provided a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure in the tables above. These measures are supplemental to, and should be used in conjunction with, the most comparable GAAP measures. Management uses these non-GAAP financial measures to monitor and evaluate financial results and trends.

Organic Revenue Growth (Decline)

The company defines organic revenue growth (decline) as revenue growth (decline) excluding the impact of acquisitions and divestitures and foreign currency translation effects. Organic revenue growth (decline) is calculated by adjusting prior year revenue to include revenues of acquired companies prior to the date of the company's acquisition, to exclude revenues of divested companies and to use current year average exchange rates in the calculation of foreign-denominated revenue. The company believes organic revenue growth (decline) is a meaningful metric to investors as it provides a more consistent comparison of the company's revenue to prior periods as well as to industry peers.

Adjusted Operating Income (Loss) and Adjusted Earnings Per Share

The company defines adjusted operating income (loss) as operating income (loss) excluding amortization of purchased intangible assets, restructuring costs (benefits) and gains (losses) on the sale of land, net of variable compensation impacts. The company defines adjusted earnings per share as earnings per share excluding amortization of purchased intangible assets, restructuring costs (benefits), gains (losses) on the sale of land, net of variable compensation impacts, and gains (losses) on pension plan settlements, and the related income tax effects of these items.

Amortization of purchased intangible assets: The company may record intangible assets (such as backlog, dealer relationships, trademarks, know-how and designs and proprietary technology) when it acquires companies. The company allocates the fair value of purchase consideration to net tangible and intangible assets acquired based on their estimated fair values. The fair value estimates for these intangible assets require management to make significant estimates and assumptions, which include the useful lives of intangible assets. The company believes that adjusting for amortization of purchased intangible assets provides a more consistent comparison of its operating performance to prior periods as well as to industry peers.

Restructuring costs (benefits): Restructuring costs (benefits) may be recorded as the company's business strategies change or in response to changing market trends and economic conditions. The company believes that adjusting for restructuring costs (benefits), which are primarily associated with business exit and workforce reduction costs, provides a more consistent comparison of its operating performance to prior periods as well as to industry peers.

Gains (losses) on the sale of land, net of variable compensation impacts: We may sell land when conditions are favorable. Gains and losses on the sale of land may increase or decrease, respectively, our variable compensation expense. We believe adjusting for these items provides a more consistent comparison of our operating performance to prior periods as well as to industry peers. In Q2 2025, we began adjusting for these items, as we realized a significant gain on the sale of land during the quarter which had a significant impact on our variable compensation expense, and we have adjusted the prior periods presented for consistency and comparability.

Gains (losses) on pension plan settlements: We realize gains or losses previously reported as unrealized in Accumulated other comprehensive income (loss) in Other income (expense), net, in connection with pension plan settlements when all risks related to the benefit obligations to plan participants and plan assets are transferred. We believe adjusting for the gains or losses on pension plan settlements provides a more consistent comparison of our operating performance to prior periods as well as to industry peers.

Adjusted EBITDA

The company defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization ("EBITDA") adjusted to exclude share-based compensation, restructuring costs (benefits), gains (losses) on the sale of land, net of variable compensation impacts, and gains (losses) on pension plan settlements. The company believes adjusted EBITDA provides investors with useful information regarding the operating profitability of the company as well as a useful comparison to other companies. EBITDA is a measurement commonly used in capital markets to value companies and is used by the company's lenders and rating agencies to evaluate its performance. The company adjusts EBITDA for share-based compensation as it represents a significant non-cash item which impacts its earnings. The company also adjusts EBITDA for restructuring costs, gains (losses) on the sale of land, net of variable compensation impacts, and gains (losses) on pension plan settlements to provide a more consistent comparison of its earnings to prior periods as well as to industry peers.

Forward-looking Statements

From time to time, in written and oral statements, the company discusses its expectations regarding future events and its plans and objectives for future operations. These forward-looking statements discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to the company, based on current beliefs of management as well as assumptions made by, and information currently available to, the company. Forward-looking statements generally are accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “possible,” “potential,” “predict,” “project," "target” or other similar words, phrases or expressions. Although the company believes these forward-looking statements are reasonable, they are based upon a number of assumptions concerning future conditions, any or all of which may ultimately prove to be inaccurate. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements and vary from the company's expectations because of factors such as, but not limited to, competitive and general economic conditions domestically and internationally; acts of terrorism, war, governmental action, natural disasters, pandemics and other Force Majeure events; cyberattacks; changes in the legal and regulatory environment; changes in raw material, commodity and other input costs; currency fluctuations; changes in customer demand; and the other risks and contingencies detailed in the company's most recent Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Steelcase undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

About Steelcase Inc.

Established in 1912, Steelcase is a global design, research and thought leader in the world of work. We help people do their best work by creating places that work better. Along with more than 30 creative and technology partner brands, we design and manufacture furnishings and solutions for the many places where work happens – including learning, health and work from home. Our solutions come to life through our community of expert Steelcase dealers in approximately 770 locations, as well as our online Steelcase store and other retail partners. Founded in Grand Rapids, Michigan, Steelcase is a publicly traded company with fiscal year 2024 revenue of $3.2 billion. With approximately 11,300 global employees and our dealer community, we come together for people and the planet – using our business to help the world work better.

STEELCASE INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(in millions, except per share data)

	Three Months Ended		Nine Months Ended
	November 22, 2024	November 24, 2023	November 22, 2024	November 24, 2023
Revenue	$794.9	$777.9	$2,378.0	$2,384.4
Cost of sales	528.1	525.5	1,572.5	1,611.2
Restructuring costs	1.4	0.1	10.3	2.9
Gross profit	265.4	252.3	795.2	770.3
Operating expenses	223.8	206.5	646.4	663.0
Restructuring costs	0.6	2.0	0.2	15.2
Operating income	41.0	43.8	148.6	92.1
Interest expense	(6.3)	(6.4)	(18.9)	(19.6)
Investment income	4.0	2.3	9.3	3.6
Other income (expense), net	(12.6)	0.9	(12.9)	4.4
Income before income tax expense	26.1	40.6	126.1	80.5
Income tax expense	7.0	9.8	33.0	20.7
Net income	$19.1	$30.8	$93.1	$59.8

Earnings per share:
Basic	$0.16	$0.26	$0.79	$0.50
Diluted	$0.16	$0.26	$0.78	$0.50
Weighted average shares outstanding – basic	117.8	118.9	118.1	118.5
Weighted average shares outstanding – diluted	118.8	119.4	118.9	119.0

Dividends declared and paid per common share	$0.100	$0.100	$0.300	$0.300

STEELCASE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
	(Unaudited)
	November 22, 2024	February 23, 2024
ASSETS
Current assets:
Cash and cash equivalents	$365.2	$318.6
Short-term investments	41.1	—
Accounts receivable, net of allowance of $5.7 and $6.2	340.3	338.3
Inventories, net	246.0	231.0
Prepaid expenses	33.6	31.9
Other current assets	38.9	39.6
Total current assets	1,065.1	959.4

Property, plant and equipment, net of accumulated depreciation of $1,128.1 and $1,119.2	333.7	352.9
Company-owned life insurance ("COLI")	170.3	166.9
Deferred income taxes	120.7	115.8
Goodwill	273.8	274.8
Other intangible assets, net of accumulated amortization of $127.3 and $115.0	81.6	94.6
Investments in unconsolidated affiliates	55.7	55.7
Right-of-use operating lease assets	139.1	168.6
Other assets	81.1	48.0
Total assets	$2,321.1	$2,236.7

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$249.3	$211.3
Current operating lease obligations	40.4	45.1
Employee compensation	167.3	166.1
Employee benefit plan obligations	41.8	39.9
Accrued promotions	29.5	19.4
Customer deposits	49.6	44.8
Other current liabilities	99.7	80.5
Total current liabilities	677.6	607.1

Long-term liabilities:
Long-term debt	446.9	446.3
Employee benefit plan obligations	102.9	104.5
Long-term operating lease obligations	111.9	138.6
Other long-term liabilities	49.2	53.1
Total long-term liabilities	710.9	742.5
Total liabilities	1,388.5	1,349.6

Shareholders’ equity:
Additional paid-in capital	24.6	41.2
Accumulated other comprehensive income (loss)	(62.1)	(66.9)
Retained earnings	970.1	912.8
Total shareholders’ equity	932.6	887.1
Total liabilities and shareholders’ equity	$2,321.1	$2,236.7

STEELCASE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

	Nine Months Ended
	November 22, 2024	November 24, 2023
OPERATING ACTIVITIES
Net income	$93.1	$59.8
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	60.2	62.8
Share-based compensation	19.7	22.1
Restructuring costs	10.5	18.1
Gains on sales of fixed assets, net	(41.5)	(10.5)
Change in fair value of contingent consideration	—	(9.5)
Other	(0.5)	(1.9)
Changes in operating assets and liabilities:
Accounts receivable	(4.7)	5.8
Inventories	(15.8)	59.8
Cloud computing arrangements expenditures	(32.9)	(1.1)
Other assets	(0.5)	(3.2)
Accounts payable	35.1	30.2
Employee compensation liabilities	(6.8)	17.3
Accrued expenses and other liabilities	32.0	1.6
Net cash provided by operating activities	147.9	251.3

INVESTING ACTIVITIES
Capital expenditures	(35.6)	(37.4)
Proceeds from disposal of fixed assets	44.4	28.2
Purchases of short-term investments	(44.0)	—
Liquidations of short-term investments	3.3	—
Other	3.9	4.0
Net cash used in investing activities	(28.0)	(5.2)

FINANCING ACTIVITIES
Dividends paid	(35.8)	(35.7)
Common stock repurchases	(36.3)	(4.2)
Borrowings on global committed bank facility	—	69.0
Repayments on global committed bank facility	—	(69.0)
Repayments on note payable	—	(32.2)
Other	—	(1.9)
Net cash used in financing activities	(72.1)	(74.0)
Effect of exchange rate changes on cash and cash equivalents	(1.3)	(0.2)
Net increase in cash, cash equivalents and restricted cash	46.5	171.9
Cash and cash equivalents and restricted cash, beginning of period (1)	325.9	97.2
Cash and cash equivalents and restricted cash, end of period (2)	$372.4	$269.1

(1) These amounts include restricted cash of $7.3 and $6.8 as of February 23, 2024 and February 24, 2023, respectively.

(2) These amounts include restricted cash of $7.2 and $7.1 as of November 22, 2024 and November 24, 2023, respectively.

Restricted cash primarily represents funds held in escrow for potential future workers’ compensation and product liability claims. The restricted cash balance is included as part ofOther assetson the Condensed Consolidated Balance Sheets.

CONTACT:	Investor Contact:
Mike O'Meara
Investor Relations
ir@steelcase.com

Media Contact:
Brodie Bertrand
Corporate Communications
communications@steelcase.com

Source: Steelcase
SC-ERR